EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                      POWERHOUSE TECHNOLOGIES GROUP, INC.,

                      POWERHOUSE ACQUISITION COMPANY, LLC,

                          FIRST PERSON SOFTWARE, INC.,

                              CHRISTOPHER NEUMANN,

                               DAVID BRETT LEVINE

                                       and

                    KARL JACOB, AS SHAREHOLDER REPRESENTATIVE

                                   dated as of

                                  May 28, 2004


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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

Section 1.01      Definitions................................................1
Section 1.02      Interpretation.............................................6

                                   ARTICLE II

                                   THE MERGER

Section 2.01      The Merger.................................................7
Section 2.02      Closing; Effective Time....................................7
Section 2.03      Effect of the Merger                 7
Section 2.04      Certificate of Formation; Operating Agreement..............7
Section 2.05      Managers and Officers......................................8
Section 2.06      Effect on Capital Stock....................................8
Section 2.07      Merger Consideration Adjustment............................9
Section 2.08      Escrow....................................................10
Section 2.09      Release of Earn Out Shares................................11

                                   ARTICLE III

             EXCHANGE OF CERTIFICATES; Shareholder RepresenTative

Section 3.01      Exchange of Certificates..................................13
Section 3.02      No Further Ownership Rights in Shareholder Common
                  Shares....................................................14
Section 3.03      Lost, Stolen or Destroyed Certificates....................14
Section 3.04      Withholding Rights........................................15
Section 3.05      Shareholder Representative................................15

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE COMPANy

Section 4.01      Organization and Qualification............................17
Section 4.02      Authority.................................................17
Section 4.03      Capitalization and Corporate Records......................17
Section 4.04      Corporate Charter Documents...............................18
Section 4.05      Corporate Minute Book.....................................18
Section 4.06      Subsidiaries..............................................18


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Section 4.07      Litigation, Judgments, Decrees and Orders in
                  Restraint of Business.....................................18
Section 4.08      Internally Prepared Financial Statements..................18
Section 4.09      Absence of Certain Changes or Events......................18
Section 4.10      Liabilities...............................................19
Section 4.11      Tax Matters...............................................19
Section 4.12      Compliance with Applicable Laws...........................21
Section 4.13      Contracts.................................................21
Section 4.14      Intellectual Property.....................................21
Section 4.15      Real Property.............................................22
Section 4.16      Condition of Equipment....................................22
Section 4.17      Insurance.................................................22
Section 4.18      Labor Matters.............................................22
Section 4.19      Employee Benefit Plans....................................23
Section 4.20      Competitors and Unfair Competition........................23
Section 4.21      Affiliated Transactions...................................23
Section 4.22      Books and Records.........................................23
Section 4.23      Accounts Receivable.......................................23
Section 4.24      Disclosure................................................23

                                    ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Section 5.01      Organization and Qualification............................24
Section 5.02      Parent SEC Filings and PPM................................24
Section 5.03      Authority.................................................25
Section 5.04      Capital Structure.........................................25
Section 5.05      Consents and Approvals; No Violations.....................25
Section 5.06      Merger Sub................................................26
Section 5.07      No Undisclosed Liabilities................................26
Section 5.08      Litigation, Judgments, Decrees and Orders in
                  Restraint of Business.....................................26
Section 5.09      Required Vote.............................................26
Section 5.10      Intellectual Property.....................................26
Section 5.11      Representations Complete..................................27
Section 5.12      Tax Matters...............................................27

                                   ARTICLE VI

                                    COVENANTS

Section 6.01      Interim Operations of the Company.........................29
Section 6.02      Access....................................................32
Section 6.03      Efforts and Actions to Cause Closing to Occur.............32
Section 6.04      Notification of Certain Matters...........................33
Section 6.05      Preparation of Information Statement......................33
Section 6.06      Shareholder Meeting.......................................34


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Section 6.07      Voting....................................................34
Section 6.08      Sale of Shares Pursuant to Regulation D...................35
Section 6.09      Termination of Agreements.................................35
Section 6.10      Resignation of Directors..................................35
Section 6.11      General Cooperation.......................................35
Section 6.12      Certain Tax Matters.......................................35

                                   ARTICLE VII

                                   TAX MATTERS

Section 7.01      Tax Return Filings........................................35
Section 7.02      Tax Liabilities...........................................36
Section 7.03      Cooperation...............................................36
Section 7.04      Refunds and Credits.......................................36
Section 7.05      Tax Treatment of Transaction..............................36

                                  ARTICLE VIII

                                   CONDITIONS

Section 8.01      Conditions to Obligations of Parent and Merger Sub........36
Section 8.02      Conditions to Obligations of the Company..................38

                                   ARTICLE IX

                                   TERMINATION

Section 9.01      Termination...............................................40
Section 9.02      Effect of Termination.....................................40

                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.01     Fees and Expenses.........................................41
Section 10.02     Amendment and Modification................................41
Section 10.03     Survival..................................................41
Section 10.04     Publicity.................................................41
Section 10.05     Notices...................................................41
Section 10.06     Counterparts..............................................43
Section 10.07     Entire Agreement; No Third Party Beneficiaries............43
Section 10.08     Severability..............................................43
Section 10.09     Governing Law.............................................43
Section 10.10     Extension; Waiver.........................................43
Section 10.11     Assignment................................................43


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                               EXHIBITS/SCHEDULES

EXHIBIT A-1   FORM OF NEUMANN EMPLOYMENT AGREEMENT
EXHIBIT A-2   FORM OF LEVINE EMPLOYMENT AGREEMENT
EXHIBIT B     FORM OF STOCK POWER
EXHIBIT C     FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT D     FORM OF ESCROW AGREEMENT
EXHIBIT E     INVESTOR REPRESENTATION STATEMENT
EXHIBIT F     PARENT TAX OPINION
EXHIBIT G     COMPANY TAX OPINION
EXHIBIT H     PARENT TAX REPRESENTATION LETTER
EXHIBIT I     COMPANY TAX REPRESENTATION LETTER

ATTACHMENT 1

Company Disclosure Schedule
Parent Disclosure Schedule



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                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER, dated as of May 28, 2004 (this "Agreement"), by and among PowerHouse Technologies Group, Inc., a Delaware corporation ("Parent"), PowerHouse Acquisition Company, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent ("Merger Sub"), First Person Software, Inc., a California corporation (the "Company"), Christopher Neumann ("Neumann"), David Brett Levine ("Levine"), and Karl Jacob, acting solely as the "Shareholder Representative" referred to herein.

                              W I T N E S S E T H:

            WHEREAS, the Board of Directors of Parent, Board of Managers of Merger Sub, and Board of Directors of the Company, have each approved the merger of the Company with and into Merger Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

            WHEREAS, for United States federal income tax purposes, the parties hereto intend that the Merger will qualify as a reorganization and that this Agreement will constitute a "plan of reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"); and

            WHEREAS, all capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in Article I hereof.

            NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, Parent, Merger Sub, the Company, Neumann, Levine and the Shareholder Representative hereby agree as follows:

                                  ARTICLE I...

                         DEFINITIONS AND INTERPRETATION

            Section 1.01 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

            "Affiliate" shall mean any affiliate, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

            "Cause" shall have the meaning set forth in the Employment
Agreements.

            "Change of Control" shall have the meaning set forth in the Employment Agreements.


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            "Closing" shall mean the closing of the Transactions contemplated by this Agreement.

            "Closing Date" shall mean the date on which the Closing is actually held.

            "Company Certificate" shall mean a certificate executed by the President and Chief Executive Officer of the Company (a) certifying on behalf of the Company that each of the conditions specified in Section 8.01(a) and (b) are satisfied in all respects, (b) certifying on behalf of the Company as to (i) the number of Shareholder Common Shares outstanding as of immediately prior to the Effective Time and (ii) by reference to schedules to the Company Certificate,
(1) as to a list of all Shareholders, the number of Shareholder Common Shares held by each Shareholder immediately prior to the Effective Time, (2) the Ownership Percentage Interest of each Shareholder and (3) the amount of cash and Parent Common Stock due to each Shareholder under Section 2.06(b) and certifying as to the Legal Expense Amount (as defined below in Section 10.01).

            "Company Common Stock" shall mean the shares of common stock, no par value per share, of the Company.

            "Company Disclosure Schedule" shall mean the disclosure schedule of even date herewith prepared and signed by the Company and delivered to Parent simultaneously with the execution hereof.

            "Company Material Adverse Effect" shall mean, with respect to the Company, any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to (i) the business, financial condition or results of operations of the Company, taken as a whole, other than any event, change, circumstance or effect relating (A) to the economy or financial markets in general, (B) in general to the industries in which the Company operates and not specifically relating to (or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants) on) the Company, or (C) to the announcement of this Agreement or the Transactions or (ii) the ability of the Company to consummate the Transactions.

            "Effective Time" shall mean the time at which the Surviving Company files the applicable Merger Filings with the Secretary of State of the State of California and the Secretary of the State of the State of Delaware.

            "Employment Agreements" shall mean the Employment Agreements entered between Parent and each of Neumann and Levine in the forms set forth in Exhibit A-1 and Exhibit A-2, respectively.

            "Employee Benefit Plan" shall mean any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.


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            "ERISA" shall mean the Employee Retirement Income Security Act of
1974, as amended.

            "Excluded Shares" means shares of Company Common Stock owned beneficially by Parent or Merger Sub, Dissenting Shares and shares of Company Common Stock held in the Company's treasury.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "GAAP" shall mean United States generally accepted accounting principles.

            "Good Reason" shall have the meaning set forth in the Employment Agreements.

            "Governmental Entity" shall mean any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

            "Indebtedness" shall mean (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the Ordinary Course of Business), (ii) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument,
(iii) all obligations under financing leases, (iv) all obligations in respect of acceptances issued or created, (v) all liabilities secured by any lien on any property, and (vi) all guarantee obligations.

            "Intellectual Property" shall mean all (a) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations; (b) trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof; (c) copyrights and registrations and applications for registration thereof; (d) mask works and registrations and applications for registration thereof; (e) computer software, data and documentation; (f) inventions, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (g) other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); and (h) copies and tangible embodiments thereof.

            "Knowledge of the Company" shall mean the actual knowledge of either or both of Neumann and Levine of the matters referred to as of the date referred to, after due inquiry.

            "Knowledge of Parent" shall mean the actual knowledge of either or both of David Wells and Jay Elliot of the matters referred to as of the date referred to, after due inquiry.

            "License Agreement" shall mean that certain Business Alliance and Software Licensing Agreement dated as of May 28, 2003 between Parent and the Company.


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            "Material Contract" shall mean any contract or agreement to which the Company is a party or by which the Company or any of its assets or properties is bound, including (i) customer contracts (other than maintenance contracts) and agreements for the sale or license of products; (ii) supply contracts and agreements; (iii) contracts, severance agreements and other agreements with any current or former holder of stock of the Company or any current or former officer, director, employee, consultant, agent or other representative of the Company; (iv) contracts and other agreements with any labor union or association representing any employee of the Company; (v) contracts, agreements or other arrangements between the Company and any Shareholder or Affiliate of any Shareholder; (vi) joint venture, partnership or similar agreements; (vii) contracts or other agreements under which the Company agrees to indemnify any party (other than standard purchase or sale contracts entered into in the Ordinary Course of Business) or to share tax liability of any party; (viii) contracts and other agreements relating to the borrowing of money; (ix) all material leases; (x) all labor or employment contracts; (xi) all employment benefit documents; (xii) commission agreements; (xiii) all contracts which involve potential expenditures by the Company or liabilities of the Company over the term of the contract in excess of $10,000; (xiv) all contracts of guaranty; (xv) all contracts which commit the Company to any obligations for a period in excess of one year (other than maintenance contracts); (xvi) all contracts which involve potential income to the Company over the term of the contract in excess of $10,000; (xvii) all contracts with any Governmental Entity; (xviii) all insurance policies; (xix) all loan documents; (xx) all contracts to the Company's Intellectual Property; (xxi) all court orders, injunctions and the like to which the Company is a party; (xxii) all agreements with any Tax authorities; and (xxiii) any other material contract or other agreement whether or not made in the Ordinary Course of Business.

            "Milestones" shall mean each of the Milestones specified in Section 2.09(a)(i), (ii), (iii) and (iv).

            "Ordinary Course of Business" shall mean that any action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action: (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other special authorization of any nature; and (c) is similar in nature, scope and magnitude to actions customarily taken, without any special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person. With respect to the Company, the following events shall be deemed to be in the Company's Ordinary Course of Business: (i) the payment of all Third Party Expenses incurred by the Company, (ii) the termination, modification or renegotiation of the License Agreement and (iii) the sale, transfer or other disposition by the Company of the Parent Common Stock held by the Company.

            "Ownership Percentage Interest" shall mean, as to a particular Shareholder, the quotient of (a) the number of Shareholder Common Shares held by such Shareholder immediately prior to the Effective Time and (b) the number of Shareholder Common Shares held by all Shareholders immediately prior to the Effective Time.


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            "Parent Certificate" shall mean a certificate executed by the
President and Chief Executive Officer of Parent and Merger Sub, respectively, certifying on behalf of Parent and Merger Sub, respectively, that each of the conditions specified in Section 8.02(a) and (b) are satisfied in all respects.

            "Parent Disclosure Schedule" shall mean the disclosure schedule of even date herewith prepared and signed by Parent and delivered to the Company simultaneously with the execution hereof.

            "Parent Material Adverse Effect" shall mean, with respect to Parent, any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to (i) the business, financial condition or results of operations of Parent and Parent's subsidiaries, taken as a whole, other than any event, change, circumstance or effect relating (A) to the economy or financial markets in general, (B) in general to the industries in which Parent operates and not specifically relating to (or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants) on) Parent, or (C) to the announcement of this Agreement or the Transactions or (ii) the ability of Parent to consummate the Transactions. Except as specifically set forth in this Agreement, all references to Parent Material Adverse Effect contained in this Agreement shall be deemed to refer solely to Parent and Parent's subsidiaries, taken as a whole, without including its ownership of the Company after the Merger.

            "Permits" shall mean all permits, licenses, registrations, certificates, orders, approvals, consents, authorizations, waivers, franchises, variances and similar rights issued by or obtained from any Governmental Entity.

            "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

            "Post-Closing Tax Period" shall mean any taxable period that begins after the Closing Date.

            "Pre-Closing Tax Period" shall mean any taxable period that begins before the Closing Date and ends on or before the Closing Date.

            "SEC" shall mean the United States Securities and Exchange
Commission.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Shareholders" shall mean the shareholders of the Company (other than Parent) as of the date of this Agreement and at the Effective Time, each of whom is listed on Attachment 1 hereto.

            "Taxes" shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers


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compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

            "Taxing Authority" shall mean any governmental or regulatory authority, body or instrumentality exercising authority to impose, regulate or administer the imposition of Taxes.

            "Tax Returns" shall mean all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

            "Third Party" shall mean any Person other than the Company, Parent, Merger Sub, the Shareholders, or any of their respective Affiliates.

            "Third Party Expenses" shall mean all fees and expenses incurred by a Person in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of Third Parties incurred by a Person in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transactions contemplated hereby.

            "Transactions" shall mean all the transactions provided for or contemplated by the Escrow Agreement or this Agreement, including the Merger.

            Section 1.02 Interpretation. (a) When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise clearly indicated to the contrary.

            (b) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

            (c) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

            (d) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

            (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

            (f) A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative


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provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

                                  ARTICLE II..

                                   THE MERGER

            Section 2.01 The Merger. Upon the terms and subject to the conditions set forth in Article VIII hereof, and in accordance with the Delaware General Corporation Law ("DGCL") and the California General Corporation Law ("CGCL"), the Company shall be merged with and into Merger Sub at the Effective Time, and, as a result of the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the Surviving Company (the "Surviving Company") of the Merger. The Merger shall have the effects set forth in Section 1107 of the CGCL.

            Section 2.02 Closing; Effective Time. Subject to the fulfillment or waiver of all of the conditions contained in Article VIII hereof, within two (2) business days following the satisfaction of all of the conditions contained in
Article VIII hereof (other than those conditions which by their terms are to be satisfied at the Closing), the Closing will be held at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, NY 10038, commencing at 10:00 a.m. local time. On the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated by filing a certificate of merger with the Delaware Secretary of State and making the appropriate filings with the California Secretary of State (collectively, the "Merger Filings"), each executed in accordance with the relevant provisions of the DGCL and the CGCL, as applicable. The Merger shall become effective at such time as the Merger Filings are duly filed with the Delaware Secretary of State and the California Secretary of State, or at such other time as Merger Sub and the Company shall agree should be specified in the Merger Filings (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

            Section 2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the Merger Filings and the applicable provisions of the DGCL and the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company.

            Section 2.04 Certificate of Formation; Operating Agreement. (a) The Certificate of Formation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Formation of the Surviving Company until thereafter changed or amended as provided therein or by Applicable Law (as defined below).

            (b) The Operating Agreement of Merger Sub as in effect immediately prior to the Effective Time, shall be the Operating Agreement of the Surviving Company, until thereafter changed or amended as provided therein or by Applicable Law.


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            Section 2.05 Managers and Officers. The Managers of Merger Sub
immediately prior to the Effective Time shall be the initial Managers of the Surviving Company, each to hold office in accordance with the Certificate of Formation and Operating Agreement of the Surviving Company.

            Section 2.06 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of Company's securities:

            (a) Merger Sub Limited Liability Company Interests. Each limited liability company interest of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one limited liability company interest of the Surviving Company.

            (b) Conversion of Shareholder Common Shares. Each share of Company Common Stock issued and outstanding at the Effective Time, excluding the Excluded Shares (such shares, the "Shareholder Common Shares"), shall be converted into and represent the right to receive (i) an amount of cash (the "Shareholder Cash Amount") equal to the quotient of (a) $1,000,000, and (b) the number of Shareholder Common Shares issued and outstanding at the Effective Time (the "Common Share Number"); and (ii) such number of shares of common stock, par value $0.0001 per share, of Parent ("Parent Common Stock") as equals the quotient of (A) the quotient of (1) $1,500,000 and (2) the Closing Price (as defined below) and (B) the Common Share Number ("Common Equity Amount"). The Shareholder Cash Amount payable and shares of Parent Common Stock issuable per share shall be referred to herein as the "Per Share Merger Consideration." The "Closing Price" shall be an amount equal to the historic average closing price of the Parent Common Stock as reflected on the OTCBB for the twenty-day trading period ending immediately preceding the date two days prior to the Closing Date.

            (c) Treasury Stock. Each Share of Company Common Stock held in the Company's treasury immediately prior to the Effective Time and each Share of Company Common Stock owned beneficially by Parent or Merger Sub shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

            (d) Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, any Shareholder Common Shares held by a Shareholder who has not voted such Shareholder Common Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Chapter 13 of the CGCL and not effectively withdrawn or forfeited prior to the Effective Time ("Dissenting Shares"), shall not be converted into or represent the right to receive the Per Share Merger Consideration, unless the right of the Shareholder who owns such Dissenting Shares to appraisal shall have ceased in accordance with Section 1309 of the CGCL. If such Shareholder has forfeited or withdrawn its right to appraisal of Dissenting Shares, then, as of the occurrence of such event, such Shareholder's Dissenting Shares shall cease to be Dissenting Shares and shall each be converted into and represent the right to receive the Per Share Merger Consideration payable in respect of such Shareholder Common Shares pursuant to
Section 2.06(b). The Company shall give Parent (i) prompt notice of any written demands for appraisal of any


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Shareholder Common Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the CGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal of Shareholder Common Shares or offer to settle or settle any such demands.

            (e) Fractional Shares. No fraction of a share of the Parent Common Stock will be issued, but in lieu thereof each Shareholder who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent, and in addition to the Shareholder Cash Amount) equal to the product of (i) such fraction multiplied by (ii) the Closing Price.

            (f) Certificate Legends. The issuance of the Parent Common Stock pursuant to this Section 2.06 shall not have been registered under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act only in certain limited circumstances. Each certificate evidencing Parent Common Stock to be issued pursuant to this
Section 2.06 shall bear the following legend, in addition to any legends required by state securities laws:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT AND AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO POWERHOUSE TECHNOLOGIES GROUP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

            (g) Adjustments to Capital Stock of Parent. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Parent shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the shares issuable and cash amounts payable pursuant to the Merger or otherwise pursuant to this Agreement shall be appropriately adjusted.

            Section 2.07 Merger Consideration Adjustment. (a) Within forty-five
(45) days after the Closing Date, Parent shall cause to be prepared and delivered to the Shareholder Representative (as defined below) a reviewed consolidated balance sheet of the Company as of the close of business on the Closing Date (the "Closing Date Balance Sheet"), prepared in accordance with GAAP and reviewed by an independent public accountant selected and compensated by Parent.

            (b) For the purposes of this Section 2.07, current assets of the Company ("Current Assets") and current liabilities of the Company ("Current Liabilities") as set forth on the Closing Date Balance Sheet shall be determined in accordance with "Modified GAAP" and "Modified GAAP" shall mean GAAP with the following modifications:

            (i) the shares of Parent Common Stock held by the Company shall be included or reflected on the Closing Date Balance Sheet as a Current Asset valued at a per share price equal to the Closing Price; and

            (ii) the following liabilities shall not be included or reflected on the Closing Date Balance Sheet as a Current Liability: accrued but unpaid liabilities constituting the Legal Expense Amount, unpaid wages due to Neumann and Levine and liabilities in respect of prepaid license fees paid by Parent to the Company under the License Agreement.

            (c) In the event that Current Liabilities exceed Current Assets (the "Shortfall") by more than One Hundred Twenty-Five Thousand dollars ($125,000) on the Closing Date Balance Sheet as determined in accordance with Modified GAAP, the Shareholder Representative, on behalf of the Shareholders, shall pay Parent the full amount of the difference between the Shortfall and Seventy-Five Thousand dollars ($75,000) by permitting such amount to be released from the Escrow Cash Consideration (as defined below) being held in escrow as contemplated under Section 2.08 hereof up to the amount of the Escrow Cash Consideration. Any such payment shall be made within ten (10) days after final determination of the Closing Date Balance Sheet pursuant to this Section 2.07.

            (d) If the Shareholder Representative in good faith disagrees with the Closing Date Balance Sheet (including the statement of aggregate liabilities set forth therein), then the Shareholder Representative shall notify Parent in writing (the "Notice of Disagreement") of such disagreement within twenty (20) days after delivery of the Closing Date Balance Sheet to the Shareholder Representative. The Notice of Disagreement shall set forth in reasonable detail the basis for the disagreement. Thereafter, Parent and the Shareholder Representative shall attempt in good faith to resolve and finally determine the Closing Date Balance Sheet. If Parent and the Shareholder Representative are unable to resolve the disagreement within twenty (20) days after delivery of the Notice of Disagreement, then Parent and the Shareholder Representative shall select a mutually acceptable, nationally recognized independent accounting firm (such accounting firm being hereinafter referred to as the "Independent Accountant") to resolve the disputed items and make a determination with respect thereto. Such determination will be made, and written notice thereof given to Parent and the Shareholder Representative within thirty (30) days after such selection. The determination by the Independent Accountant shall be final, binding and conclusive upon the parties hereto. The scope of such firm's engagement (which shall not be an audit) shall be limited to the resolution of the items contained in the Notice of Disagreement, and the recalculation, if any, of the Closing Date Balance Sheet in light of such resolution. The fees, costs and expenses of the Independent Accountant, if any, selected in accordance with this Section 2.07(c) will be borne by Parent.

            Section 2.08 Escrow. Notwithstanding any other provision of this Agreement to the contrary, at the Closing, Ten percent (10%) of the total cash amount to be paid to the

Shareholders pursuant to Section 2.06(b) shall not be paid or issued to the Shareholders but shall instead be deposited by Parent with Wells Fargo Bank, as escrow agent (the "Escrow Agent"), which shall be held by the Escrow Agent until the completion of and the delivery by Parent to the Shareholder Representative of the Closing Date Balance Sheet, and resolution of any related disagreements that may arise pursuant to Section 2.07(c) hereof, pursuant to an Escrow Agreement substantially in the form of Exhibit D attached hereto (the "Escrow Agreement"), and distributed in accordance with the terms thereof. In addition, one third (1/3rd) of the Parent Common Stock comprising the Common Equity Amount to be paid to the Shareholders pursuant to Section 2.06(b) shall not be paid or issued to the Shareholders but shall instead be deposited by Parent with the Escrow Agent, which shall be held by the Escrow Agent until the completion of the Milestones and the resolution of any related disagreements that may arise pursuant to Section 2.09 hereof, pursuant to the Escrow Agreement, and distributed in accordance with the terms thereof. The aggregate cash to be deposited into escrow pursuant to this Section 2.08 is referred to herein as the "Escrow Cash Consideration." The shares of Parent Common Stock to be deposited into escrow pursuant to this Section 2.08 is referred to herein as the "Earn Out Shares."

            Section 2.09 Release of Earn Out Shares. (a) The Earn Out Shares shall be released from the escrow pursuant to Section 2.09(b) and (c), as applicable, upon the occurrence of the following events:

            (i) First Milestone. The first Milestone shall be deemed to have been attained if the Parent (including its subsidiaries) and the Surviving Company shall have attained (either alone or together) each of the following within ninety (90) days after the Closing Date (the "First Milestone Termination Date"):

                  (A) the "Enterprise Exchange Prototype," which shall mean the building of a software prototype of PocketLogin synchronization of exchange server settings and application of exchange settings on a target computer. The Enterprise Exchange Prototype shall include a demonstration of enterprise remote worker use-case (e.g., work from home); and

                  (B) the "Migo SDK Architecture," which shall mean the
            definition of an object oriented class architecture that provides a software mechanism for developers to build functionality extensions (Snapins) to PocketLogin. The Migo SDK Architecture shall include
            (a) mechanisms for synchronization and personalization of specific sets of computer data and settings, (b) a mechanism for dynamic Snapin loading, (c) documentation usable by external developers to help guide Snapin development and (d) an application and core modifications to support SDK.

            (ii) Second Milestone. The second Milestone shall be deemed to have been attained if the Parent (including its subsidiaries) and the Surviving Company shall have attained (either alone or together) each of the following within one hundred eighty (180) days after the Closing Date (the "Second Milestone Termination Date"):

                  (A) the "BioMigo Prototype," which shall mean the building of a software prototype of PocketLogin using biometric user authentication that unlocks protected area of storage device; and

                  (B) the "Globalization/Localization Architecture," which shall mean the designing of a software strategy to support multiple languages, including Asian languages, that uses unicode or multibyte characters, where appropriate. The Globalization/Localization Architecture shall support multiple translations and show strings based on user selection.

            (iii) Third Milestone. The third Milestone shall be deemed to have been attained if the Parent (including its subsidiaries) and the Surviving Company shall have attained (either alone or together) each of the following within two hundred seventy (270) days after the Closing Date (the "Third Milestone Termination Date"):

                  (A) the "Snap-in Design for Lotus Notes and Outlook Express,"
            which shall mean the designing of synchronization/personalization routines to support transportation and personalization of Lotus Notes and Outlook Express data and settings on the Migo; and

                  (B) the "Architecture for SmartCard and Password Vault
            Functionality," which shall mean the designing of a software system that uses SmartCards for user authentication in single-sign-on applications. The architecture for SmartCard and Password Vault Functionality shall store user passwords securely and apply passwords in user logon dialogs.

            (iv) Fourth Milestone. The fourth Milestone shall be deemed to have been attained if the Parent (including its subsidiaries) and the Surviving Company shall have attained (either alone or together) the "ACT Snap-in Architecture," which shall mean the designing of a PocketLogin extension (Snapin) that synchronizes and personalizes ACT data and settings, within three hundred sixty (360) days after the Closing Date (the "Fourth Milestone Termination Date" and, with the First Milestone Termination Date, Second Milestone Termination Date, and Third Milestone Termination Date, each, a "Milestone Termination Date").

            (b) Except as set forth in Section 2.09(c) below, the Shareholders' opportunity to receive a portion of the Earn Out Shares for achieving a given Milestone shall terminate as of each respective Milestone Termination Date if the Milestone has not been attained as of the appropriate Milestone Termination Date. If the Shareholder Representative in good faith believes that a given Milestone has been attained on or before the applicable Milestone Termination Date, the Shareholder Representative shall promptly notify Parent thereof (a "Milestone Notice") and, upon the Parent's reasonable request, provide substantive evidence of such achievement. The Parent shall determine, in good faith and within ten (10) days receipt of the Milestone Notice, whether or not such Milestone has been satisfactorily achieved. Within five (5) days following the Parent's affirmative decision that such Milestone has been achieved, the Escrow Agent shall release 25% of the Earn Out Shares from Escrow and shall distribute such shares to the Shareholders in accordance with the Escrow Agreement (such date, the "Milestone Payment Date").

            (c) Notwithstanding anything to the contrary contained herein, if after the Effective Time but prior to the Fourth Milestone Termination Date (i) a Change of Control occurs, (ii) Neumann or Levine is terminated under the Employment Agreements without Cause or (iii) Neumann or Levine resigns under the Employment Agreements for Good Reason (each, a "Release Event"), all of the Earn Out Shares for each Milestone, effective as of the Release Event, shall be released from the Escrow in full as if all of the Milestones have been achieved and shall be paid and distributed to the Shareholders in accordance with the Escrow Agreement.

            (d) Any dispute, controversy, or claim arising out of, in connection with, or in relation to this Section 2.09 and the release of the Earn Out Shares shall be settled by arbitration in San Francisco, California, and in no other place, pursuant to the commercial rules for employment then in effect of the American Arbitration Association and using JAMS to administer the arbitration and to select the arbitrators, and in no other manner. Any award or determination shall be final, binding, and conclusive upon the parties, and a judgment rendered may be entered in any court having jurisdiction thereof. Each party shall bear its own expenses relating to the arbitration, unless otherwise determined in such arbitration.

                                  ARTICLE III

              EXCHANGE OF CERTIFICATES; SHAREHOLDER REPRESENTATIVE

            Section 3.01 Exchange of Certificates.

            (a) Delivery of Certificates. On the Closing Date, the Shareholder Representative shall surrender and deliver to Parent, or to counsel to the Company on an escrowed basis for release to Parent upon the Closing, certificates representing all of the Shareholder Common Shares (the "Certificates").

            (b) Distribution of Per Share Merger Consideration. On the Closing Date, immediately following receipt of the Certificates, Parent shall promptly deliver (or cause to be delivered) to the Shareholder Representative, or to a Third Party specified in a writing delivered by the Shareholder Representative to Parent no later than two (2) business days prior to the Closing Date, in either case, for and on behalf of each Shareholder (A) a certificate representing a number of shares of Parent Common Stock equal to the product of
(a) the Shareholder's Ownership Percentage Interest and (b) the aggregate Common Equity Amount payable to all Shareholders under Section 2.06(b) (less, in each case, such Shareholder's share of the shares of Parent Common Stock comprising the Earn Out Shares) and (B) an amount of cash equal to (a) the product of (i) such Shareholder's Ownership Percentage Interest and (ii) the aggregate Shareholder Cash Amount payable to all Shareholders under Section 2.06(b), minus
(b) 10% of such amount, which cash amount shall be deposited into escrow as part of the Escrow Cash Consideration, pursuant to Section 2.08.

            (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to Shareholder Common Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to Applicable Law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.01(c)) with respect to such Shareholder Common Shares.

            (d) Transfers of Ownership. Upon the date of this Agreement, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company other than any transfer of the capital stock of the Company in connection with (i) the conversion of all outstanding shares of the Company's Series A Preferred Stock into shares of Company Common Stock and (ii) the exercise of any options to purchase Company Common Stock outstanding as of the date hereof. If any certificate for Shareholder Common Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, or any portion of the aggregate Shareholder Cash Amount payable pursuant to Section 2.06(b) is to be paid to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Shareholder Common Shares in any name other than that of the registered holder of the Certificate surrendered or payment of any portion of the aggregate Shareholder Cash Amount payable pursuant to Section 2.06(b) to any Person other than the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

            (e) Dissenting Shares. The provisions of this Section 3.01 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Parent under this Section 3.01 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for each such share the Per Share Merger Consideration to which such holder is entitled pursuant to Section 2.06(b) hereof.

            Section 3.02 No Further Ownership Rights in Shareholder Common Shares. The Per Share Merger Consideration delivered upon the surrender for exchange of each Common Share in accordance with the terms hereof (including any dividends, distributions or cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to each such Shareholder Common Shares, and there shall be no further registration of transfers on the records of the Surviving Company of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Article III.

            Section 3.03 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, Parent shall issue or cause to be issued in exchange for each such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, the Per Share Merger Consideration (and dividends, distributions and cash in lieu of fractional shares) as may be required pursuant to Section 2.06(b); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Surviving Company with respect to the Certificates alleged to have been lost, stolen or destroyed.

            Section 3.04 Withholding Rights. Each of the Surviving Company and Parent shall be entitled to deduct and withhold from the Per Share Merger Consideration otherwise payable pursuant to this Agreement to any Shareholder such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax law or under any other Applicable Law. To the extent that amounts are so withheld by the Surviving Company or Parent, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Shareholder in respect to which such deduction and withholding was made by the Surviving Company or Parent, as the case may be.

            Section 3.05 Shareholder Representative.

            (a) Appointment of Shareholder Representative. Upon execution of this Agreement, each of the Shareholders shall be deemed to have constituted and appointed, effective from and after the date of such approval of the Merger, Karl Jacob as agent and attorney-in-fact (the "Shareholder Representative") of such Shareholders to act as the Shareholder Representative under this Agreement in accordance with the terms of this Section 3.05 and the Escrow Agreement. By its execution and delivery of the signature page hereof, the Shareholder Representative hereby accepts the foregoing appointment, subject to the terms and conditions of this Section 3.05. In the event of the resignation, removal, death or incapacity of the Shareholder Representative, a successor shall thereafter be appointed by an instrument in writing signed by Shareholders who immediately prior to the Effective Time hold a majority of the outstanding shares of Company Common Stock held by all such Shareholders, and such appointment shall become effective as to any such successor when a copy of such instrument shall have been delivered to Parent. The Shareholder Representative may be removed at any time by action of Shareholders holding a majority of the outstanding shares of Company Common Stock held by all such Shareholders.

            (b) Authority. The Shareholder Representative is hereby fully authorized by this Section 3.05 to:

            (i) receive all notices or other documents given or to be given to the Shareholders by Parent pursuant to this Agreement, the Escrow Agreement or any other agreement or instrument arising hereunder or thereunder;

            (ii) receive and accept service of legal process in connection with any claim or other proceeding against the Shareholders or the Company arising under this Agreement, the Escrow Agreement or any other agreement or instrument arising hereunder or thereunder;

            (iii) undertake, compromise, defend and settle any such suit or proceeding on behalf of the Company or the Shareholders as a group arising under this Agreement, the Escrow Agreement or any other agreement or instrument arising hereunder or thereunder;

            (iv) execute and deliver all agreements, certificates and documents required or deemed appropriate by the Shareholder Representative in connection with any of the Transactions contemplated by this Agreement (including executing and delivering the Escrow Agreement on behalf of the Shareholders); and

            (v) take such other action as the Shareholder Representative may deem appropriate, including, without limitation:

                  (A) agreeing to any modification or amendment of the Escrow
            Agreement and executing and delivering an agreement of such modification or amendment;

                  (B) taking any actions required or permitted under the Escrow
            Agreement to protect or enforce the Shareholders' rights thereunder; and

                  (C) all such other matters as the Shareholder Representative may deem necessary or appropriate to carry out the intents and purposes of this Agreement and the Escrow Agreement.

            (c) Extent and Survival of Authority. The appointment of the Shareholder Representative is an agency coupled with an interest and is irrevocable, and any action taken by the Shareholder Representative pursuant to the authority granted in this Section 3.05 or under the Escrow Agreement shall be effective and absolutely binding on each of the Shareholders, notwithstanding any contrary action of or direction from such Shareholders. Notwithstanding anything to the contrary set forth in this Agreement, as between Parent on the one hand, and the Shareholder Representative and the Shareholders on the other hand, it is expressly agreed that the Shareholder Representative shall have the full right and authority to act on behalf of and bind all of the Shareholders, and Parent shall be permitted to rely on any notice, decision or other action of the Shareholder Representative in connection with this Agreement, the Merger and the Transactions contemplated hereby, including, without limitation, any of the foregoing under this Section 3.05.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Except as specifically set forth in the Company Disclosure Schedule, the Company represents and warrants to Parent that all of the statements contained in this Article IV are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and complete as of the Closing Date as though made on the Closing Date (or, if made as of a specified date, as of such date). Each exception set forth in the Company Disclosure Schedule and each other response to this Agreement set forth in the Company Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual Section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section.

            Section 4.01 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company is duly qualified to transact business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it makes such qualifications necessary and is in good standing in each such jurisdictions as set forth in Section 4.01 of the Company Disclosure Schedule and no other jurisdiction has demanded, requested or to the Knowledge of the Company, otherwise indicated that the Company is required so to qualify. The Company has all the full power and authority to own or lease and operate its properties and carry on its business as now conducted or proposed to be conducted.

            Section 4.02 Authority. The Company has all the necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger and the Transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the Transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, subject only to the approval of the Merger and the Transactions by the Company's shareholders. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, or other laws affecting the rights of creditors generally, and to the extent that the availability of equitable remedies may be limited by equitable principles.

            Section 4.03 Capitalization and Corporate Records. The authorized capital stock of the Company consists of (i) 10,000,000 shares of Company Common Stock and (ii) 100,000 shares of Series A Preferred Stock. As of the date of this Agreement, an aggregate of 1,884,248 shares of Company Common Stock and 54,000 shares of Series A Preferred Stock are outstanding. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, free of preemptive rights and are owned of record and beneficially by the Persons listed in Section 4.03 of the Company Disclosure Schedule. Except for options to purchase 26,500 shares of the Company Common Stock and except as set forth in this Section 4.03 and in Section 4.03 of the Company Disclosure Schedule, there are not (A) any options, warrants, calls, subscriptions, stock appreciation rights, or other rights or other agreements, arrangements or commitments obligating the Company to issue, transfer or sell, any stock or other securities of the Company or (B) any existing securities or rights convertible or exchangeable for, any shares of capital stock of the Company.

            Section 4.04 Corporate Charter Documents. The copies of the Company's Articles of Incorporation, as amended, and Bylaws, as amended to date, copies of which have been delivered to Parent are complete, correct and current as of the date hereof.

            Section 4.05 Corporate Minute Book. The minute book of the Company that has been made available to Parent contains the records of all meetings and written consents held or adopted by its shareholders and board of directors (and any committees thereof) since the incorporation of the Company.

            Section 4.06 Subsidiaries. Except as set forth in Section 4.06 of the Company Disclosure Schedule, the Company owns no direct or indirect equity interest in any corporation, partnership, limited liability company or other entity, domestic or foreign.

            Section 4.07 Litigation, Judgments, Decrees and Orders in Restraint of Business. There are no claims, actions, suits or proceedings pending or, to the Knowledge of the Company, threatened and, to the Knowledge of the Company, there are no investigations pending or threatened against the Company, or any properties or rights of the Company, before any Governmental Entity. To the Knowledge of the Company, there is no reasonable basis for any such claim, action, suit, proceeding or investigation. The Company has not received notice of, and to the Knowledge of the Company, the Company has not been investigated for or threatened with, a charge for possible violation of any provision of any foreign, federal, state or local law or administrative ruling or regulation relating to any aspect of the business or operation of the Company. To the Knowledge of the Company, there is no reasonable basis for a charge for possible violation of any provision of any foreign, federal, state or local law or administrative ruling or regulation relating to any other aspect of the business or operation of the Company. Section 4.07 of the Company Disclosure Schedule contains a true and complete list of all claims, inquiries, citations, penalties assessed and other proceedings of foreign, federal, state or local Governmental Entities and of others in respect of the Company during the past thirty-six (36) months that relate to any provision of foreign, federal, state or local laws or regulations, including those relating to occupational safety and health, equal employment opportunity and environmental pollution, that are material and adverse to the Company.

            Section 4.08 Internally Prepared Financial Statements. The Company has provided Parent with the following (the "Internally Prepared Financial Statements"): (i) its unaudited balance sheet as of December 31, 2003 and its unaudited statement of income and cash flows for the twelve months ending December 31, 2003 and (ii) its unaudited balance sheet as of March 31, 2004 and its unaudited statement of income and cash flows for the three months ending March 31, 2004.

            Section 4.09 Absence of Certain Changes or Events. To the Knowledge of the Company, since December 31, 2003, the Company has operated its business in the Ordinary Course of Business, and there has not been: (i) any material adverse change in the business, assets, business plans, condition or the results of operations of the Company; (ii) any change in the accounting methods, principles or practices, or the depreciation or amortization policies or rates utilized with respect to any assets, or the basic policies of administration, production, marketing or sales of the Company, which change is, or is likely to be in the future, material to the operation of the business of the Company, nor has the Company permitted or engaged in any activity that has the effect of accelerating the recording and billing of accounts receivable or retarding the recording of payment of expenses in connection with the business of the Company in a manner material to the operation of the business of the Company, except in the Ordinary Course of Business; (iii) any damage, destruction or loss (whether or not covered by insurance) or change in the operations of the Company having a material adverse effect upon the properties or business of the Company; (iv) any increase in the rate of compensation payable or to become payable by the Company to any of the officers, employees, agents or consultants of the Company or any payment or commitment to pay by or on behalf of the Company any severance or termination pay to any officer, director, employee, consultant, agent or other representative of the Company, except in the Ordinary Course of Business; (v) any employment, bonus or incentive or deferred compensation agreement or arrangement entered into between the Company and any of the officers, directors, employees, consultants, agents or representatives of the Company; (vi) any amendment, modification or alteration of any contract, which amendment, modification or alteration is not reflected in the Company Disclosure Schedule other than those items permitted by the terms of this Agreement; (vii) any occurrence of any lien or obligation or liability (fixed or contingent) material to the business of the Company, except in the Ordinary Course of Business;
(viii) any occurrence of any obligation or liability, including any borrowing by the Company (other than obligations, liabilities or borrowings through the date hereof in the Ordinary Course of Business); (ix) any waiver or release by the Company of any right material to the business of the Company; (x) any material increase in the non-current assets of the Company or any material increase in the property or equipment of the Company; (xi) any declaration, payment or setting aside for payment of any dividend or any redemption, purchase or other acquisition of any shares of capital stock or securities of the Company; (xii) any return of any capital or other distribution of assets to the shareholders of the Company as such; (xiii) any direct or indirect purchase or other acquisition of stock or other securities or any direct or indirect loan, advance (other than advances to employees for travel expenses in the Ordinary Course of Business) or capital contribution to any Person; (xiv) any other transaction not in the Ordinary Course of Business, which is or may be material to the business of the Company; (xv) the occurrence of any event that, individually or in the aggregate, is material and adverse to the business of the Company; or (xvi) any agreement to take, whether in writing or otherwise, any action which, if taken prior to the Closing Date, would have made any representation or warranty in this Article untrue or incorrect in any material respect.

            Section 4.10 Liabilities. To the Knowledge of the Company, the Company does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by GAAP to be set forth in a financial statement, which either alone, or when combined with all similar obligations or liabilities, would be material to the business of the Company, other than: (i) liabilities fully and adequately reflected or reserved against on the balance sheet of the Company included in its Internally Prepared Financial Statements for the quarter ended March 31, 2004, (ii) Taxes that are not required to be paid on or before the Closing Date, and (iii) liabilities incurred since March 31, 2004 in the Ordinary Course of Business.

            Section 4.11 Tax Matters. (a) Except as set forth on Company Disclosure Schedule 4.11(a), (i) the Company has timely filed or caused to be timely filed, and with respect to Tax Returns due between the date of this Agreement and the Closing Date, will timely file

(taking into account any applicable extensions) all Tax Returns required to be filed by the Code or by applicable state, local or foreign Tax laws and all such Tax Returns are, or in the case of such Tax Returns not yet filed, will be, true, complete and correct in all material respects, (ii) all Taxes of the Company (whether or not reflected on any such Tax Returns) attributable to a Pre-Closing Tax Period have been, or in the case of Taxes the due date for payment of which is between the date of this Agreement and the Closing Date will be, timely paid in full.

            (b) Except as set forth on Company Disclosure Schedule 4.11(b), to the Knowledge of the Company, the Internally Prepared Financial Statements for the Company reflect an adequate reserve for all Taxes payable by the Company for all taxable periods and portions thereof through the date of such financial statements.

            (c) Except as set forth on Company Disclosure Schedule 4.11(c), there are no liens for Taxes with respect to any of the assets or properties of the Company other than statutory liens for Taxes not yet due.

            (d) Except as set forth on Company Disclosure Schedule 4.11(d) (i) no Tax Return of the Company has been examined by the Internal Revenue Service,
(ii) no material Tax Return of the Company is under audit or examination by any other Taxing Authority, and (iii) no notice of such an audit or examination has been received by the Company.

            (e) There are no outstanding agreements or waivers extending, or having the effect of extending, the statutory period of limitation applicable to any Tax Returns required to be filed with respect to the Company. The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed.

            (f) The Company is not a party to and is not bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including, without limitation, any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

            (g) Except as set forth on Company Disclosure Schedule 4.11(g) (i) no consent under Section 341 of the Code has been made with respect to the Company or any property held by the Company (ii) no property of the Company is "tax exempt use property" within the meaning of Section 168(h) of the Code,
(iii) the Company is not a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, and (iv) none of the assets of the Company are subject to a lease under Section 7701(h) of the Code or under any predecessor section thereof.

            (h) No power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of the Company.

            (i) The Company has complied in all respects with all Applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or any comparable provision of any state, local or foreign laws) and has, within the time and in the manner prescribed by Applicable Law, withheld from and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over under such laws.

            (j) The Company has delivered to Parent for inspection complete and correct copies of all material Tax Returns of the Company relating to Taxes for all taxable periods.

            (k) The Company has not been a party to any distribution occurring during the last three (3) years that was treated by the parties as a tax-free distribution under Section 355 of the Code.

            (l) The Company is not a party to any "listed transaction" as defined in Treasury Regulation Section 1.6011-4(b)(2).

            (m) The Company is not a United States real property holding company within the meaning of Section 897 of the Code.

            (n) To the Knowledge of the Company, no Shareholder is a "foreign person" within the meaning of Section 1445 of the Code.

            (o) The Company has not (i) made an election under Section 1362 of the Code to be treated as an S corporation for federal income tax purposes, or
(ii) made any similar election under any comparable provision of any state, local or foreign tax law.

            Section 4.12 Compliance with Applicable Laws. To the Knowledge of the Company, the business of the Company has been and is currently operated in compliance with all laws, statutes, ordinances, regulations and orders of all Governmental Entities, domestic or foreign, except for violations of an immaterial nature ("Applicable Laws"). To the Knowledge of the Company, the Company has all Permits, and is not in violation of any Permit applicable to it or to the operation of its business. No proceeding is pending or, to the Knowledge of the Company, threatened to revoke any Permit. The Company has not received any notice that any Governmental Entity considers the operation of the business of the Company in violation of any law, statute, ordinance, regulation or order applicable thereto.

            Section 4.13 Contracts. Attached as Section 4.13 of the Company Disclosure Schedule is a true and complete listing of all Material Contracts to which the Company is a party or by which the Company is bound, in each case under which performance by one or more parties thereto remains due. There have been delivered to Parent true and complete copies of all of the Material Contracts. All of the Material Contracts are in full force and effect and the Company is not in material breach under any of them nor, to the Knowledge of the Company, is any other party to such contract or other agreement in material breach thereunder. To the Knowledge of the Company, no condition exists that with the giving of notice or lapse of time or both would constitute a material breach under any of the Material Contracts. No approval or consent of any Person is needed in order that any of the Material Contracts continue in full force and effect following the consummation of the Transactions contemplated by this Agreement. To the Knowledge of the Company, relationships of the Company with its customers are good commercial working relationships.

            Section 4.14 Intellectual Property. Attached as Section 4.14 to the Company Disclosure Schedule is a true and complete listing of the Intellectual Property of the Company. The Company owns (or possesses as adequate enforceable licenses or other rights to use) all of the Intellectual Property and has not received any notice of conflict with the asserted rights of others with respect thereto. Section 4.14 of the Company Disclosure Schedule lists each Person who was involved in any manner in the design, development, production or enhancement of the Intellectual Property. Except as noted in
Section 4.14 of the Company Disclosure Schedule, each such Person has executed and delivered to the Company an instrument pursuant to which such Person either assigns to the Company all rights in the Intellectual Property or confirms that such Person's efforts in connection with the Intellectual Property were "works made for hire" for the Company. Copies of all such instruments have been delivered to Parent. Section 4.14 of the Company Disclosure Schedule lists and describes the status of any and all infringements affecting any of the Intellectual Property, to the Knowledge of the Company. Except as set forth in
Section 4.14 of the Company Disclosure Schedule, the Company has not licensed anyone to use any of the Intellectual Property or any other technical know-how or other proprietary rights of the Company. To the Knowledge of the Company, the rights of the Company in the Intellectual Property owned by the Company are free and clear of any liens or other encumbrances and the Company has not received written notice of any adversely-held patent, invention, trademark, service mark or trade name of any other Person, or notice of any charge or claim of any Person relating to the Intellectual Property and to the Knowledge of the Company there is no basis for any such charge or claim.

            Section 4.15 Real Property. The Company neither owns nor leases any real property or any interest therein.

            Section 4.16 Condition of Equipment. The equipment owned or leased by the Company is in good operating condition. The Company owns or leases, as the case may be (i) good and marketable title to its owned assets and (ii) its right, title and interest to the leases pursuant to which the leased assets are leased.

            Section 4.17 Insurance. The Company has no insurance policies or binders held by or on behalf of the Company or pursuant to which the business, properties or assets of the Company is insured.

            Section 4.18 Labor Matters. The Company is not a party to, or bound by, any union or collective bargaining agreement. There are no labor disputes pending or, to the Knowledge of the Company, threatened against the Company. The Company has not experienced any labor dispute, strike, picketing, handbilling, work slowdown, work stoppage or other concerted labor difficulty. No application for certification of a collective bargaining agreement is pending, or the Knowledge of the Company, threatened. To the Knowledge of the Company: (i) no charge or complaint of employment discrimination against the Company is pending or, to the Knowledge of the Company, threatened before the Equal Employment Opportunity Commission or any other Governmental Entity; (ii) no charge or complaint against the Company is pending or threatened for payment of wages or other benefits under the Fair Labor Standards Act, as amended, or under any similar state or local employment standards law; (iii) no charge or complaint against the Company is pending or threatened before the Occupational Safety and Health Administration or any similar state or local agency; and (iv) no complaint or action against the Company by any current or former employee of the Company, including, but not limited to, a complaint or action alleging breach of an employment contract, wrongful discharge or breach of a duty of good faith and fair dealing in the employment relationship is pending or, to the Knowledge of the Company, threatened. There are no pending or, to the Knowledge of the Company, threatened claims against the Company for workers' compensation, unemployment insurance or disability benefits under any federal, state or local law. To the Company's knowledge, the Company has withheld all amounts (other than Taxes) required by law or by agreement to be withheld from the wages, salaries and other payments to employees. Section 4.18 of the Company Disclosure Schedule contains a true and complete listing of all employees and independent contractors of the Company, together with a description of the compensation payable to each of them.

            Section 4.19 Employee Benefit Plans. The Company has no Employee Benefit Plans. All obligations of the Company, whether arising by operation of law, by contract or by past custom, for payments by it with respect to unemployment compensation benefits, pension and retirement benefits, social security benefits, or other benefits for employees, in respect of periods prior to the Closing Date have been or shall be paid by it, or adequate provision therefor has been made.

            Section 4.20 Competitors and Unfair Competition. No executive officer of the Company owns, directly or indirectly, an interest in any partnership, association, entity or corporation (other than as the holder of less than one percent (1%) of the issued and outstanding stock of a publicly held corporation) which is conducting any business which is competitive with that of Parent or the Company.

            Section 4.21 Affiliated Transactions. No Affiliates of the Company have any interest in any property, real or personal, tangible or intangible, including Intellectual Property, used in and required for the operation of the business of the Company. The Company has no outstanding contracts or other agreements with any Affiliates.

            Section 4.22 Books and Records. To the Knowledge of the Company, the books of account and other financial records of the Company (i) are in all material respects complete and up to date (except for reclassifications and year-end adjustments), and (ii) are maintained in the Ordinary Course of Business consistent with good accounting practices.

            Section 4.23 Accounts Receivable. All accounts, notes and other amounts receivable of the Company which are reflected on the Internally Prepared Financial Statements or which arose thereafter have arisen from bona fide transactions in the Ordinary Course of Business, are valid obligations, and to the Knowledge of the Company there is no reason why such accounts and notes receivable will not be collected on a timely basis.

            Section 4.24 Disclosure. To the Knowledge of the Company, there is no fact that is or reasonably could be expected to be material to the Company that has not been set forth in this Agreement or in the documents furnished by or on behalf of the Company to Parent.

                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

            Except as specifically set forth in Parent Disclosure Schedule, Parent and Merger Sub represent and warrant to the Company that all of the statements contained in this Article V are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and complete as of the Closing Date as though made on the Closing Date (or, if made as of a specified date, as of such date). Each exception set forth in Parent Disclosure Schedule and each other response to this Agreement set forth in Parent Disclosure
Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual Section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section.

            Section 5.01 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent is duly qualified to transact business as a foreign corporation in each jurisdiction in which the nature of the business conducted by Parent makes such qualification necessary and is in good standing in each of such jurisdictions. No other jurisdiction has demanded, requested or otherwise indicated that Parent is required so to qualify. Parent has all the full power and authority to own or lease and operate its properties and carry on its business as now conducted or proposed to be conducted.

            Section 5.02 Parent SEC Filings and PPM. As of the date hereof, the capital structure and financial and business condition of Parent is presented fairly, in all material respects, in the following filings made by Parent with the SEC, copies of which have been delivered to the Company: (i) Parent's Form 8-K, dated March 31, 2004, as filed with the SEC; (ii) Parent's Form 10-QSB Quarterly Report dated March 26, 2004, as filed with the SEC; (iii) Parent's Form 10-QSB Quarterly Report dated March 12, 2004, as filed with the SEC; (iv) Parent's Form 10-QSB Quarterly Report dated February 27, 2004, as filed with the SEC; (v) Parent's Form 8-K Changes in Certifying Account dated November 21, 2003, as filed with the SEC; (vi) Parent's Form 8-K Other Events dated November 7, 2003, as filed with the SEC; and (vii) Parent's Form 10-KSB Annual Report, dated July 15, 2003, as amended, as filed with the SEC (collectively, the "Parent SEC Filings"). In addition to the Transactions contemplated pursuant to this Agreement, the capital structure and financial condition of Parent is expected by Parent to be affected by the transactions described in Parent's Confidential Private Placement Memorandum, dated as of April 23, 2004 (the "PPM"). As of their respective filing dates, the Parent SEC Filings complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Filings. None of the Parent SEC Filings contained on their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The financial statements of Parent included in the Parent SEC Filings (the "Parent Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, to the extent permitted by the Exchange Act or regulations promulgated thereunder) and fairly presented the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated (subject to, in the case of unaudited statements, normal and recurring year-end audit adjustments). As of the date of the PPM, the PPM did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by an amendment or supplement to the PPM. Parent has made available to the Company a true and complete copies of the SEC Filings, the PPM and any amendments or supplements thereto. As of the date hereof, Parent has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months and has been subject to such filing requirements for the past 90 days.

            Section 5.03 Authority. Parent and Merger Sub have all the necessary corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder and to consummate the Merger and the Transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the Transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against such parties in accordance with its terms, except to the extent limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, or other Laws affecting the rights of creditors generally, and to the extent that the availability of equitable remedies may be limited by equitable principles.

            Section 5.04 Capital Structure. As of May 28, 2004, the authorized share capital of Parent consisted of 200,000,000 shares of Common Stock, par value $0.0001 per share, of which 3,770,697 shares were issued and outstanding and of 25,000,000 shares of Preferred Stock, par value $0.0001 per share, of which no shares were issued and outstanding. All such shares of Parent have been duly authorized, validly issued, fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, are not subject to any preemptive rights and have been issued in compliance with applicable federal and applicable state securities laws. All shares of Parent Common Stock that may be issued pursuant to the Agreement shall when issued in accordance with this Agreement be duly authorized, validly issued, fully paid and nonassessable, be free of any liens or encumbrances, not be subject to preemptive rights and will be issued in compliance with applicable federal and applicable state securities laws.

            Section 5.05 Consents and Approvals; No Violations. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity, domestic or foreign, is necessary for the consummation by Parent of the Transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement nor the consummation of the Transactions contemplated hereby nor compliance by Parent with any of the provisions hereof will: (i) conflict with or result in any breach of any provision of the certificates of incorporation (as amended and/or restated) or bylaws (as amended and/or restated) or other governing instruments of Parent or the certificate of formation (as amended and/or restated) or operating agreement (as amended and/or restated) or other governing instrument of the Merger Sub; (ii) require any consent, approval or notice under or conflict with or result in the violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any material portion of Parent's properties or assets may be bound, or result in the creation of any lien upon any of Parent's assets, or the loss of any license, permit or other contractual right material to Parent's business or assets; or (iii) violate any order, writ, injunction, determination, award, decree, law, statute, rule or regulation applicable to Parent or Merger Sub or any material portion of Parent's properties or assets.

            Section 5.06 Merger Sub.(a) Merger Sub was formed solely for the purpose of engaging in the Merger and the Transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Parent is the sole owner of all outstanding limited liability company interests of the Merger Sub.

            Section 5.07 No Undisclosed Liabilities. The Parent has no liabilities, indebtedness, obligations, expenses, claims, deficiencies, guaranties or endorsements of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) have not been adequately reflected in its balance sheet dated as of December 31, 2003, or (ii) have not arisen in the Ordinary Course of Business consistent with past practices since December 31, 2003 and which are not, individually or in the aggregate, material.

            Section 5.08 Litigation, Judgments, Decrees and Orders in Restraint of Business. There are no claims, actions, suits or proceedings pending or, to the Knowledge of the Parent, threatened and, to the Knowledge of the Parent, there are no investigations pending or threatened against Parent, or any properties or rights of Parent, before any Governmental Entity. To the Knowledge of the Company, there is no reasonable basis for any such claim, action, suit, proceeding or investigation. Parent has not received notice of, and to the Knowledge of Parent, Parent has not been investigated for or threatened with, a charge for possible violation of any provision of any foreign, federal, state or local law or administrative ruling or regulation relating to any aspect of the business or operation of Parent. To the Knowledge of Parent, there is no reasonable basis for a charge for possible violation of any provision of any foreign, federal, state or local law or administrative ruling or regulation relating to any other aspect of the business or operation of Parent. Section
5.08 of Parent Disclosure Schedule contains a true and complete list of all claims, inquiries, citations, penalties assessed and other proceedings of foreign, federal, state or local governmental agencies and of others in respect of Parent during the past thirty-six (36) months that relate to any provision of foreign, federal, state or local laws or regulations, including those relating to occupational safety and health, equal employment opportunity and environmental pollution, that are material and adverse to Parent.

            Section 5.09 Required Vote. This Agreement has been approved by Parent, as the sole holder of limited liability company interests of Merger Sub. No other vote of holders of any class or series of securities of Parent or Merger Sub is necessary to approve this Agreement and the Merger and the transactions contemplated by this Agreement.

            Section 5.10 Intellectual Property. To the Knowledge of Parent, the Intellectual Property owned solely by Parent or licensed by Parent as well as any other third party components purchased by Parent and incorporated in Parent's products, constitute all material

Intellectual Property necessary for the conduct of Parent's business as presently conducted, including the design, manufacture, license and sale of all products in production, except for such Intellectual Property, the absence of which would not result in a Parent Material Adverse Effect. Except as set forth in Section 5.10 of the Parent Disclosure Schedule, Parent has not licensed anyone to use any of the Intellectual Property or any other technical know-how or other proprietary rights of Parent. To the Knowledge of Parent, the rights of Parent in the Intellectual Property owned by Parent are free and clear of any liens or other encumbrances and Parent has not received written notice of any adversely-held patent, invention, trademark, service mark or trade name of any other Person, or notice of any charge or claim of any Person relating to the Intellectual Property and to the Knowledge of Parent there is no basis for any such charge or claim.

            Section 5.11 Representations Complete. None of the representations or warranties made by Parent in this Agreement, and no exhibit or certificate issued by Parent and furnished or to be furnished by Parent to the Company pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain at the Effective Time any untrue statement of a material fact in response to the disclosure requested, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained therein in response to the disclosure requested, in light of the circumstances under which they were made, not misleading.

            Section 5.12 Tax Matters. (a) Except as set forth on Parent Disclosure Schedule 5.12(a), (i) Parent has timely filed or caused to be timely filed, and with respect to Tax Returns due between the date of this Agreement and the Closing Date, will timely file (taking into account any applicable extensions) all Tax Returns required to be filed by the Code or by applicable state, local or foreign Tax laws and all such Tax Returns are, or in the case of such Tax Returns not yet filed, will be, true, complete and correct in all material respects, (ii) all Taxes of Parent (whether or not reflected on any such Tax Returns) attributable to a Pre-Closing Tax Period have been, or in the case of Taxes the due date for payment of which is between the date of this Agreement and the Closing Date will be, timely paid in full.

            (b) Except as set forth on Parent Disclosure Schedule 5.12(b), to the Knowledge of Parent, the Parent Financial Statements reflect an adequate reserve for all Taxes payable by Parent for all taxable periods and portions thereof through the date of such financial statements, and, in the case of Taxes owed as of the Closing Date, an adequate reserve shall be reflected in the accruals for Taxes payable in the Parent Financial Statements, in addition to any accruals established to reflect timing differences and any accruals reflected only in the notes thereto.

            (c) Except as set forth on Parent Disclosure Schedule 5.12(c), there are no liens for Taxes with respect to any of the assets or properties of Parent other than statutory liens for Taxes not yet due.

            (d) Except as set forth on Parent Disclosure Schedule 5.12(d), (i) no Tax Return of Parent has been examined by the Internal Revenue Service, (ii) no material Tax Return of Parent is under audit or examination by any other Taxing Authority, and (iii) no notice of such an audit or examination has been received by Parent.

            (e) There are no outstanding agreements or waivers extending, or having the effect of extending, the statutory period of limitation applicable to any Tax Returns required to be filed with respect to Parent. Parent has not requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed.

            (f) Parent is not a party to and is not bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including, without limitation, any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

            (g) Except as set forth on Parent Disclosure Schedule 5.12(g) (i) no consent under Section 341 of the Code has been made with respect to Parent or any property held by Parent (ii) no property of Parent is "tax exempt use property" within the meaning of Section 168(h) of the Code, (iii) Parent is not a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, and (iv) none of the assets of Parent are subject to a lease under
Section 7701(h) of the Code or under any predecessor section thereof.

            (h) No power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of Parent.

            (i) Parent has complied in all respects with all Applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or any comparable provision of any state, local or foreign laws) and has, within the time and in the manner prescribed by Applicable Law, withheld from and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over under such laws.

            (j) Parent has delivered to Parent for inspection complete and correct copies of all material Tax Returns of Parent relating to Taxes for all taxable periods.

            (k) Parent has not been a party to any distribution occurring during the last three (3) years that was treated by the parties as a tax-free distribution under Section 355 of the Code.

            (l) Parent is not a party to any "listed transaction" as defined in Treasury Regulation Section 1.6011-4(b)(2).

            (m) Parent is not a United States real property holding company within the meaning of Section 897 of the Code.

            (n) Parent has not ever (i) made an election under Section 1362 of the Code to be treated as an S corporation for federal income tax purposes, or
(ii) made any similar election under any comparable provision of any state, local or foreign tax law.

                                   ARTICLE VI

                                    COVENANTS

            Section 6.01 Interim Operations of the Company. The Company covenants and agrees that, after the date hereof and prior to the Effective Time, except (i) as expressly provided in this Agreement, (ii) as set forth in the Company Disclosure Schedule, or (iii) as may be agreed in writing by Parent:

            (a) the business of the Company shall be conducted in the Ordinary Course of Business, and to the extent that it is in the best interests of the Company and its shareholders, the Company shall use commercially reasonable efforts to preserve the business organization of the Company in intact, keep available the services of the current officers and employees of the Company and maintain the existing relations with franchisees, customers, suppliers, creditors, business partners and others having business dealings with the Company, to the end that the goodwill and ongoing business of the Company shall be unimpaired at the Effective Time. The Company shall not institute any new methods of manufacture, purchase, sale, lease, management, accounting or operation or engage in any transaction or activity other than minor changes in the Ordinary Course of Business;

            (b) the Company shall not: (i) amend its Articles of Incorporation or bylaws or similar organizational documents; (ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock; provided, however, that after the date hereof and prior to the Effective Time, the Company shall have the explicit right to facilitate (A) the conversion of all outstanding shares of the Company's Series A Preferred Stock into shares of Company Common Stock in connection with the Transactions and (B) the exercise of any options to purchase Company Common Stock outstanding as of the date hereof; (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock; (iv) split, combine or reclassify any shares of any class or series of its stock; or (v) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

            (c) the Company shall not organize any new subsidiary or acquire any capital stock or other equity securities, or equity or ownership interest in the business, of any other Person;

            (d) the Company shall not modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the Ordinary Course of Business;

            (e) other than the payment by the Company of Third Party Expenses, the Company shall not: (i) incur or assume any long term debt, or except in the Ordinary Course of Business, incur or assume short term Indebtedness exceeding One Hundred Fifty Thousand dollars ($150,000) in the aggregate from the date hereof until the Closing; (ii) pay, repay, discharge, purchase, repurchase or satisfy any Indebtedness issued or guaranteed by the Company, except as required by the terms thereof; (iii) modify the terms of any Indebtedness or other liability; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except as described in the Company Disclosure Schedule as being in the Ordinary Course of Business and consistent with past practice; (v) make any loans, advances or capital contributions to, or investments in, any other Person; (vi) enter into any material commitment or transaction (including any capital expenditure or purchase, sale or lease of assets or real estate); (vii) write down the value of any inventory or write off as uncollectible any notes or accounts receivable; or
(viii) dispose of or permit to lapse any rights to any Intellectual Property;

            (f) the Company shall not lease, license, mortgage, pledge or encumber any assets other than in the Ordinary Course of Business or transfer, sell or dispose of any assets other than in the Ordinary Course of Business or dispose of or permit to lapse any rights to any Intellectual Property;

            (g) the Company shall not make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than normal recurring increases in the Ordinary Course of Business of wages payable to employees who are not officers or directors or Affiliates of the Company) or to Persons providing management services, or enter into or amend any employment, severance, consulting, termination or other agreement with, or employee benefit plan for, or make any loan or advance to, any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

            (h) the Company shall not (i) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or Affiliate or pay or agree to pay or make any accrual or arrangement for payment to any officer, director, employee or Affiliate of any amount relating to unused vacation days, except to the extent the Company is unconditionally obligated to do so on the date hereof, (ii) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present, except to the extent the Company is unconditionally obligated to do so on the date hereof, or (iii) amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

            (i) the Company shall not permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent, except policies providing coverage for losses not in excess of $100,000 which are replaced without diminution of or gaps in coverage;

            (j) the Company shall not enter into any contract or transaction relating to the purchase of assets other than in the Ordinary Course of Business;

            (k) except for the payment by the Company of Third Party Expenses, the Company shall not pay, repurchase, discharge or satisfy any of its claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course of Business, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Internally Prepared Financial Statements or incurred since the Closing Date Balance Sheet in the Ordinary Course of Business;

            (l) the Company shall not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

            (m) the Company shall not (i) change any of the accounting methods used by it unless required by GAAP or (ii) make any election relating to Taxes, change any election relating to Taxes already made, adopt any accounting method relating to Taxes, change any accounting method relating to Taxes unless required by GAAP, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

            (n) the Shareholder Representative shall deliver to Parent at or prior to the Closing a certificate or certificates on behalf of the Shareholders, in form and substance reasonably satisfactory to Parent and consistent with Treasury Regulation Section 1.897-2(h), certifying that the acquisition is exempt from withholding pursuant to the Foreign Investment in Real Property Tax Act;

            (o) Parent shall pay all New York State stock transfer taxes incurred in connection with the exchange of Company Common Stock for Parent Common Stock, and Parent shall be entitled to all refunds of such stock transfer taxes;

            (p) the Company shall not take, or agree to or commit to take, any action that would or is reasonably likely to result in any of the conditions to the Closing set forth in Article IX not being satisfied, or would make any representation or warranty of the Company contained herein materially inaccurate in any respect at, or as of any time prior to, the Closing Date, or that would materially impair the ability of the Company, Parent or Merger Sub to consummate the Transactions in accordance with the terms hereof or materially delay such consummation; and

            (q) the Company shall not enter into any agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose or announce an intention to do, any of the foregoing; provided, however, that notwithstanding the foregoing, the Company shall have the explicit right to
(1) facilitate (A) the conversion of all outstanding shares of the Company's Series A Preferred Stock into shares of Company Common Stock in connection with the Transactions and (B) the exercise of any options to purchase Company Common Stock outstanding as of the date hereof and (2) terminate, modify or renegotiate the License Agreement.

            Section 6.02 Access. Between the date of this Agreement and the Effective Time, the Company shall (i) afford Parent and its authorized representatives full and complete access to the Company's employees and customers and during normal working hours to all books, records, offices and other facilities of the Company, (ii) permit Parent to make such inspections and to make copies of such books and records as it may reasonably require, and (iii) furnish Parent with such financial and operating data and other information as Parent may from time to time reasonably request. Parent and its authorized representatives shall conduct all such inspections in a manner that will minimize disruptions to the business and operations of the Company.

            Section 6.03 Efforts and Actions to Cause Closing to Occur. (a) Prior to the Effective Time, upon the terms and subject to the conditions of this Agreement, Parent and the Company shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any Applicable Laws) to consummate the Transactions as promptly as practicable including, but not limited to the preparation and filing of all forms, registrations and notices required to be filed to consummate the Transactions and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, Permits, qualifications, exemptions or waivers by any Third Party or Governmental Entity. In addition, no party hereto shall take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity or other Person required to be obtained prior to Closing.

            (b) Prior to the Effective Time, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions. Each party hereto shall promptly inform the other parties of any written communication received by such party from any Governmental Entity regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of Permits (including environmental Permits) are required as a result of the execution of this Agreement or consummation of any of the Transactions, the Company shall use its best efforts to effect such transfers, amendments or modifications.

            (c) Notwithstanding the foregoing or any other covenant herein contained, nothing in this Agreement shall be deemed to require Parent (i) to divest or hold separate any assets or agree to limit its future activities, method or place of doing business, (ii) to commence any litigation against any entity in order to facilitate the consummation of any of the Transactions, or
(iii) to defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of, or impose limitations on, any of the Transactions.

            Section 6.04 Notification of Certain Matters. (a) From time to time prior to the Effective Time, the Company shall promptly supplement or amend the Company Disclosure Schedule with respect to any matter arising after the delivery thereof pursuant hereto that, if existing at, or occurring on, the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule.

            (b) The Company shall give notice to Parent promptly after becoming aware of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (B) any condition set forth in Article VIII to be unsatisfied in any material respect at any time from the date hereof to the Closing Date and (ii) any material failure of the Company or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that (x) the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and (y) such notice shall not be required from and after the time the party to whom such notice is to be given has actual knowledge of the information required to be included in such notice.

(c) The Company shall deliver to Parent copies of (i) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Entity relating to the United States federal, state, local or foreign Taxes due from or with respect to the Company and (ii) any closing agreements entered into by the Company with any taxing authority, which come into the possession of the Company after the date hereof.

            Section 6.05 Preparation of Information Statement. (a) As soon as practicable after the execution of this Agreement, Parent shall prepare, with the cooperation of the Company, an information statement (the "Information Statement") describing this Agreement and the Transactions. The Company shall provide such information about the Company as Parent shall reasonably request. The information supplied by the Company for inclusion in the Information Statement to be sent to the Shareholders shall not, on the date the Information Statement is first mailed to the Shareholders or at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Merger Sub which is contained in the Information Statement. The information supplied by Parent for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to the Shareholders, or at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation, warranty or covenant with respect to any information supplied by the Company which is contained in the Information Statement.

            (b) The Information Statement shall constitute a disclosure document for the offer and issuance of shares of Parent Common Stock to be received by the holders of Shareholder Common Shares in the Merger. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company will promptly advise Parent, and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with Applicable Law. Both Parent and the Company shall use commercially reasonable efforts to cause the Information Statement to comply with the information requirements of Rule 502 of Regulation D promulgated under the Securities Act ("Regulation D"). The Company shall use commercially reasonable efforts to assist Parent in obtaining such information as Parent reasonably requires to allow Parent to determine the number and nature of Shareholders in their capacity as "purchasers" (as such term is used under Rule 506 of Regulation D). In connection with the distribution of the Information Statement to the Shareholders, the Company shall include, and shall use its commercially reasonable efforts to cause each Shareholder to complete and return, an investor status questionnaire (the "Status Letter") in form and substance satisfactory to Parent, in order to enable Parent to determine whether such Shareholder is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D). To the extent that Parent reasonably determines that a Shareholder is not an "accredited investor," the Company agrees that it shall use its commercially reasonable efforts to cause all such Shareholders to use a "purchaser representative" (as defined in Rule 501(h) of Regulation D) to assist any such Shareholder in evaluating the Information Statement and the investment decisions represented by this Agreement, the Merger and the other Transactions. It is intended by all the parties hereto that the Merger and the offer and sale of shares of Parent Common Stock in connection therewith shall be exempt from registration under the Securities Act by reason of the exemption therefrom afforded by Rule 506 of Regulation D promulgated thereunder.

            Section 6.06 Shareholder Meeting. The Company shall, as promptly as practicable, take all steps necessary to duly call, give notice of, convene and hold a special meeting (the "Shareholder Meeting") of its shareholders (including the Shareholders and Parent) for the purpose of voting on the approval and adoption of this Agreement, the Merger and the other Transactions or shall all steps necessary to secure the valid written consent of its shareholders to approve the adoption of this Agreement, the Merger and the other Transactions. The Company shall use commercially reasonable efforts to obtain the necessary approvals of the Shareholders of the proposals described above to be submitted by it in connection with this Agreement, the Merger and the other Transactions.

            Section 6.07 Voting. Each of Parent, Neumann and Levine hereby covenants and agrees to vote all of its shares of Company Common Stock at the Shareholder Meeting in favor of the Merger and the Transactions contemplated by this Agreement

            Section 6.08 Sale of Shares Pursuant to Regulation D. The parties hereto acknowledge and agree that the Shareholder Common Shares issuable to the Shareholders pursuant to this Agreement shall constitute "restricted securities" under the Securities Act. The certificates of Shareholder Common Shares shall bear the legends set forth in Section 2.06(f). It is acknowledged and understood that Parent is relying on certain written representations made by each Shareholder. The Company will use its commercial best efforts to cause each Shareholder to execute and deliver to Parent an Investor Representation Statement in the form attached hereto as Exhibit E (the "Investor Representation Statement") prior to the Closing Date.

            Section 6.09 Termination of Agreements. The Company shall cause all provisions of all purchase agreements, shareholder agreements, registration rights agreements, investors' rights agreements, co-sale agreements, rights of first refusal and similar agreements between any Shareholder and the Company to terminate and be of no further force and effect upon consummation of the Merger. A list of all of such agreements is set forth on Section 6.09 of the Company Disclosure Schedule.

            Section 6.10 Resignation of Directors. Prior to the Effective Time, the Company shall cause each member of its Board of Directors (other than directors designated by Parent) to execute and deliver a letter effectuating his or her resignation as a director of such Board effective immediately prior to the Effective Time.

            Section 6.11 General Cooperation. From the date hereof through the Closing, the Company will use its good faith efforts to operate the Company's business in such a manner as to achieve a smooth transition consistent with the mutual business interests of the Company and Parent. In this regard, the Company and Parent agree that they will enter into good faith discussions concerning the Company's business, including, but not limited to, personnel policies and procedures, and other operational matters.

            Section 6.12 Certain Tax Matters. Parent and the Company shall each use commercially reasonable efforts to obtain the Tax Opinions required by
Section 8.01(o) and Section 8.02(k), respectively. For purposes of the Tax Opinions described in Section 8.01(o) and Section 8.02(k) of this Agreement, each of Parent and the Company shall provide representation letters substantially in the form of Exhibit H and Exhibit I, each dated on or about the Closing Date. Each of Parent, Merger Sub and the Company and each of their respective affiliates shall not take any action, fail to take any action, cause any action to be taken or not taken, or cause to exist any condition, which action or failure to take action or condition would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                                  ARTICLE VII

                                   TAX MATTERS

            Section 7.01 Tax Return Filings. Parent shall, or shall cause the Company to, timely prepare and file with the relevant Taxing Authorities all Returns of the Company the due date for filing of which, determined taking into account extensions, is after the Closing Date. The Shareholder Representative, at the expense of Parent, shall or shall cause the Company to, timely prepare and file with the relevant Taxing Authorities all Returns for any taxable periods of the Company the due date for filing of which, determined taking into account extensions, is on or before the Closing Date; provided that the Shareholder Representative shall furnish Parent with a copy of such Tax Returns at least 30 days before such Tax Returns are due, and no such Tax Returns shall be filed with any Taxing Authority without Parent's consent, which consent shall not be unreasonably withheld. Any Tax Returns described in the preceding sentence shall be prepared on a basis consistent with Applicable Law and the past practices of the Company. All Tax Returns for a taxable period including the Closing Date shall be filed on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant Taxing Authority will not accept such a Tax Return.

            Section 7.02 Tax Liabilities. All liability for Taxes of the Company with respect to any Pre Closing Tax Period at the Closing Date, shall be reflected in the Closing Date Balance Sheet.

            Section 7.03 Cooperation. (a) The Shareholder Representative, the Company and Parent shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes, and in resolving all disputes and audits with respect to all taxable periods relating to Taxes, including all Tax refund claims.

            (b) Parent shall have the right (but not the obligation) to control, defend, settle, compromise, or prosecute in any manner an audit, examination, investigation, hearing or other proceeding with respect to any Tax Return of the Company; provided, however, that any liability for Taxes or Tax issues related to a Pre Closing Tax Period may not be settled or compromised without the involvement and consent of the Shareholder Representative, which consent shall not be unreasonably withheld. In addition, (i) Parent shall keep the Shareholder Representative duly informed of any proceedings in connection with such proceedings and (ii) the Shareholder Representative shall be entitled to receive copies of all correspondence and documents relating to such proceedings and may, at his option, observe such proceedings (including any associated meetings or conferences).

            Section 7.04 Refunds and Credits. Any refund or credit of Taxes of the Company for a Pre-Closing or Post Closing Tax Period shall be for the account of the Company.

            Section 7.05 Tax Treatment of Transaction. Each of the parties agrees for tax purposes to treat the transactions contemplated under this Agreement as a tax-free reorganization as defined under section 368(a) of the Code in every respect.

                                  ARTICLE VIII

                                   CONDITIONS

            Section 8.01 Conditions to Obligations of Parent and Merger Sub. The obligation of each of Parent and Merger Sub to consummate the Merger is subject to the satisfaction (or waiver by Parent) of the following additional conditions:

            (a) The representations and warranties of the Company contained in this Agreement shall be true and accurate in all material respects on and as of the Closing Date as if made on and as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date).

            (b) The Company shall have performed, complied with or satisfied in all material respects all agreements, covenants and conditions required to be performed, complied with or satisfied by the Company under this Agreement as of or prior to the Closing.

            (c) No order of any Governmental Entity shall be in effect which restrains or prohibits the Transactions contemplated hereby, and no suit, action, investigation, inquiry or other proceeding by any Governmental Entity or legal or administrative proceeding shall have been instituted or threatened by any Governmental Entity which questions the validity or legality of or seeks to otherwise restrain the Transactions contemplated hereby, or seeks to impose any liability on Parent as a result of the Transactions contemplated hereby.

            (d) All approvals, or the absence of disapprovals within applicable time periods, of public authorities, federal, state or local (or exemptions from the requirements therefor), and all approvals of any Persons, the granting or absence of which is necessary for the consummation of the Transactions contemplated by this Agreement, shall have been obtained (or in the case of such disapprovals, shall be absent).

            (e) The Company shall have delivered to Parent and Merger Sub the Company Certificate.

            (f) Neumann shall have executed and delivered to Parent an Employment Agreement in the form attached as Exhibit A-1 hereto.

            (g) Levine shall have executed and delivered to Parent an Employment Agreement in the form attached as Exhibit A-2 hereto.

            (h) Parent shall have received copies of the resignations, effective as of the Closing, of each director (other than directors designated by Parent) and officer of the Company.

            (i) Since the date hereof, there shall not have occurred any occurrence having a Company Material Adverse Effect.

            (j) The Shareholder Representative, shall have delivered to Parent, or to counsel to the Company on an escrowed basis for release upon Closing, each Shareholder's Certificates and an accompanying Stock Power by such Shareholder in the form attached as Exhibit B.

            (k) Each Shareholder shall execute an original signature page of the Registration Rights Agreement in the form attached as Exhibit C and shall deliver, or cause to be delivered by the Shareholder Representative, a fully executed original thereof to Parent, or to Parent's counsel to be held in escrow pending the Closing.

            (l) The Shareholder Representative and the Escrow Agent (as defined in the Escrow Agreement) shall execute the Escrow Agreement in the form attached as Exhibit D and shall deliver a fully executed original thereof to Parent or to Parent counsel, to be held in escrow pending the Closing.

            (m) Each Shareholder shall have executed and delivered, or caused to be delivered by the Shareholder Representative, to Parent an Investor Representation Statement and there shall be no more than thirty-five (35) Shareholders who are not "accredited investors" (as such term is defined in Rule 501(a) of Regulation D).

            (n) There shall be a "purchaser representative" (as defined in Rule 501(h) of Regulation D), reasonably satisfactory to Parent, representing each holder of Shareholder Common Shares who is a Person and not an "accredited investor" (as defined in Rule 501(a) of Regulation D), and such "purchaser representative" shall have executed and delivered documentation reasonably satisfactory to Parent.

            (o) Tax Opinions. Parent shall have received from Cadwalader, Wickersham & Taft LLP, counsel to Parent, on the Closing Date, a written opinion substantially in the form of Exhibit F and the Company shall have received from Greenberg Traurig, LLP, counsel to the Company, on the Closing Date, a written opinion substantially in the form of Exhibit G. In rendering its opinion, counsel to Parent and counsel to the Company shall be entitled to rely upon information, representations and assumptions provided by Parent and the Company substantially in the form of Exhibit H and Exhibit I.

            (p) Prior to the Closing Date, all 54,000 shares of the Company's outstanding Series A Preferred Stock shall have been converted into shares of Company Common Stock and all of the outstanding options to purchase shares of Company Common Stock shall have been exercised.

            The foregoing conditions are for the sole benefit of Parent and Merger Sub and may be waived by Parent and Merger Sub, in whole or in part, at any time and from time to time in their sole discretion.

            Section 8.02 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

            (a) The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and accurate in all material respects on and as of the Closing Date as if made on and as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date).

            (b) Each of Parent and Merger Sub shall have performed, complied with or satisfied in all material respects all agreements, covenants and conditions required to be performed, complied with or satisfied by Parent and Merger Sub under this Agreement as of or prior to the Closing.

            (c) No order of any court or administrative agency shall be in effect which restrains or prohibits the Transactions contemplated hereby, and no suit, action, investigation, inquiry or other proceeding by any governmental body or legal or administrative proceeding shall have been instituted or threatened by any governmental body which questions the validity or legality of or seeks to otherwise restrain the Transactions contemplated hereby, or seeks to impose any liability on the Company or one or more Shareholders as a result of the Transactions contemplated hereby.

            (d) All approvals, or the absence of disapprovals within applicable time periods, of public authorities, federal, state or local (or exemptions from the requirements therefor), and all approvals of any Persons, the granting or absence of which is necessary for the consummation of the Transactions contemplated by this Agreement, shall have been obtained (or in the case of such disapprovals, shall be absent).

            (e) Since the date hereof, there shall not have occurred any occurrence having a Parent Material Adverse Effect.

            (f) Parent shall have delivered to the Company the Parent
Certificate.

            (g) Parent shall execute an Employment Agreement in the form attached as Exhibit A-1.

            (h) Parent shall execute an Employment Agreement in the form attached as Exhibit A-2.

            (i) Parent shall execute the Registration Rights Agreement in the form attached as Exhibit C and shall deliver a fully executed original thereof to each Shareholder, or to Company counsel, to be held in escrow pending the Closing.

            (j) Parent and the Escrow Agent shall execute the Escrow Agreement in the form attached as Exhibit D and shall deliver a fully executed original thereof to the Shareholder Representative or to Company counsel, to be held in escrow pending the Closing.

            (k) Tax Opinions. Parent shall have received from Cadwalader, Wickersham & Taft LLP, counsel to Parent, on the Closing Date, a written opinion substantially in the form of Exhibit F and the Company shall have received from Greenberg Traurig, LLP, counsel to the Company, on the Closing Date, a written opinion substantially in the form of Exhibit G. In rendering its opinion, counsel to Parent and counsel to the Company shall be entitled to rely upon information, representations and assumptions provided by Parent and the Company substantially in the form of Exhibit H and Exhibit I.

            (l) On or before the Closing Date, Parent shall deliver the Shareholder Cash Amount (less the Escrow Cash Consideration) and the Legal Expense Amount (as defined below) by wire transfer to a trust account maintained by Greenberg Traurig, LLP, counsel to the Company, to be held in trust pending the Closing.

            The foregoing conditions are for the sole benefit of the Company and may be waived by the Company, in whole or in part, at any time and from time to time in its sole discretion.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination. This Agreement may be terminated or abandoned at any time prior to the Effective Time:

            (a) By the mutual written consent of Parent and the Company;

            (b) By Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the consummation of the Transactions and such order, decree, ruling or other action shall have become final and non-appealable;

            (c) By Parent or the Company (provided that the failure of the Closing to occur on or before either date set forth below is not the result of a breach of any covenant, agreement, representation or warranty hereunder by the party seeking such termination), upon written notice given to the other party in the event that the Closing shall not have taken place on or before August 31, 2004 (the "Termination Date");

            (d) By the Company, if Parent or Merger Sub shall have breached in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be cured prior to the Termination Date or has not been cured within 30 days after the giving of written notice by the Company to Parent specifying such breach; or

            (e) By Parent, if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be cured prior to the Termination Date or has not been cured within 30 days after the giving of written notice by Parent to the Company specifying such breach.

            Section 9.02 Effect of Termination. In the event of the termination or abandonment of the Transactions by any party hereto pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination or abandonment of the Transactions is made, and there shall be no liability or obligation thereafter on the part of Parent, Merger Sub, the Company, Neumann, Levine, or the Shareholder Representative, except for fraud or for breach of this Agreement prior to such termination or abandonment of the Transactions.

                                    ARTICLE X

                                  MISCELLANEOUS

            Section 10.01 Fees and Expenses. Each of Parent and the Company shall bear its own costs and expenses (including all Third Party Expenses) incurred in connection with this Agreement and the Transactions contemplated hereby; provided, however, that if the Merger is consummated, Parent shall promptly pay the legal fees and expenses of the Company (and Neumann and Levine) incurred in connection with the Merger up to a maximum aggregate amount of $50,000 as specified in writing by Greenberg Traurig, LLP to Parent and Company no later than one (1) day prior to the Closing Date (the "Legal Expense Amount"), as specified in Section 8.02(l).

            Section 10.02 Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by the Company, Merger Sub, Neumann, Levine and the Shareholder Representative (at the direction of the Shareholders holding a majority of the Company Common Stock outstanding as of the date hereof) expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

            Section 10.03 Survival. All representations and warranties of the parties shall expire at the Effective Time; provided, however, nothing herein shall prevent or otherwise inhibit Parent, the Surviving Company or their respective Affiliates, on the one hand, and the Shareholders, on the other hand, from making one or more claims against any Shareholder or Parent, the Surviving Company or their respective Affiliates, as applicable, based on legal principles of fraud or willful misconduct.

            Section 10.04 Publicity. Until the Closing, or the date the Transactions are terminated or abandoned pursuant to Article VIII, neither the Company, Parent, Merger Sub nor any of their respective Affiliates (including Neumann and Levine) shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the other Transactions without prior consultation with the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

            Section 10.05 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four (4) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one (1) business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set below or otherwise herein:

If to the Company:

                                                First Person Software, Inc.
                                                443 Ellsworth Street
                                                San Francisco, CA 94110
                                                Attention:  Christopher
                                                Neumann, President

With Copy to:

                                                Greenberg Traurig, LLP
                                                2000 University Avenue
                                                Suite 602
                                                East Palo Alto, CA 94303
                                                Attn:  Stefan V. Clulow, Esq.

If to Parent or Merger Sub:

                                                PowerHouse Technologies
                                                Group, Inc.
                                                2694 Bishop Drive, Suite 270
                                                San Ramon, CA  94583
                                                Attn:  Jay Elliot, CEO

With Copy to:

                                                Cadwalader, Wickersham &
                                                Taft, LLP
                                                100 Maiden Lane
                                                New York, NY  10038
                                                Attn:  Gerald A. Eppner, Esq.

If to Neumann or Levine

                                                At the address listed on
                                                Attachment 1.

If to Shareholder Representative

                                                Karl Jacob
                                                2269 Chestnut Street # 623
                                                San Francisco, CA 94123

            Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

            Section 10.06 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two (2) or more counterparts have been signed by each of the parties and delivered to the other parties. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.

            Section 10.07 Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and (b) is not intended to confer any rights or remedies upon any Person other than the parties hereto and thereto.

            Section 10.08 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

            Section 10.09 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

            Section 10.10 Extension; Waiver. At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

            Section 10.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, Parent, Merger Sub, the Company, Neumann, Levine and the Shareholder Representative have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                       POWERHOUSE TECHNOLOGIES
                                          GROUP, INC.


                                       By:____________________________________
                                          Name:  Jay Elliot
                                          Title:  President

                                       POWERHOUSE ACQUISITION COMPANY, LLC


                                       By:____________________________________
                                          Name:  Jay Elliot
                                          Title:  Manager

                                       FIRST PERSON SOFTWARE, INC.


                                       By:____________________________________
                                          Name: Christopher Neumann
                                          Title: President


                                       By:____________________________________
                                          Name: David Brett Levine
                                          Title: Secretary

                                       _______________________________________
                                       CHRISTOPHER NEUMANN

                                       _______________________________________
                                       DAVID BRETT LEVINE

                                       KARL JACOB, AS SHAREHOLDER
                                       REPRESENTATIVE


                                       By:____________________________________
                                          Name:  Karl Jacob